Exhibit 99.1

- Report of Independent Registered Public Accounting Firm -

Board of Directors and Shareholders
First Citizens BancShares, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed by First-Citizens Bank & Trust Company (a wholly-owned subsidiary of First Citizens BancShares, Inc.) pursuant to the Purchase and Assumption Agreement dated January 21, 2011. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed referred to above is presented fairly, in all material respects, as of January 21, 2011, in conformity with accounting principles generally accepted in the United States of America.

Dixon Hughes Goodman LLP
Charlotte, North Carolina
May 10, 2011

Statement of Assets Acquired and Liabilities Assumed
by First-Citizens Bank & Trust Company
(a wholly-owned subsidiary of First Citizens BancShares, Inc.)

January 21, 2011
Assets	(thousands)
Cash and due from banks	$962,977
Investment securities available for sale	281,862
Loans covered under loss share agreements	767,159
Other real estate owned covered under loss share agreements	27,560
Receivable from FDIC for loss share agreements	140,285
Income earned not collected	5,275
FHLB stock	22,783
Mortgage servicing rights	3,436
Core deposit intangible	537
Other assets	15,530
Total assets acquired	$2,227,404
Liabilities
Deposits:
Noninterest-bearing	$101,875
Interest-bearing	1,502,983
Total deposits	1,604,858
Short-term borrowings	336,853
Long-term obligations	207,627
Deferred tax liability	26,439
Other liabilities	11,772
Total liabilities assumed	2,187,549
Net assets acquired	$39,855

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Assets Acquired and Liabilities Assumed
by First-Citizens Bank & Trust Company
(dollars in thousands)

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of United Western Bank

On January 21, 2011, First-Citizens Bank & Trust Company (FCB), a wholly-owned subsidiary of First Citizens BancShares, Inc. (BancShares), entered into a Purchase and Assumption Agreement (Agreement) with the Federal Deposit Insurance Corporation (FDIC) to purchase certain of  the assets and assume the majority of  the liabilities of United Western Bank (United Western), headquartered in Denver, Colorado.

The acquisition of United Western included eight branches. Prior to purchase accounting adjustments, FCB purchased $1,046,072 in loans and $37,812 of other real estate acquired through foreclosure (ORE) and assumed $1,604,858 of deposits. In addition, FCB also purchased cash and due from banks, investment securities and various other assets. FCB also assumed United Western’s borrowings from the Federal Home Loan Banks of Dallas and Topeka (FHLB) in addition to various other liabilities.

Loans and ORE purchased from United Western are covered by two loss share agreements between the FDIC and FCB (one for single family residential mortgage loans and the other for all other loans and ORE), which afford FCB significant loss protection. Under the loss share agreement for single family residential mortgage loans (SFRs), the FDIC will cover 80 percent of covered loan losses up to $32,489; 0 percent of losses from $32,489 to $57,653; and 80 percent of losses in excess of $57,653.  The loss share agreement for all other loans and ORE will cover 80 percent of covered loan and ORE losses up to $111,517; 30 percent of losses from $111,517 to $227,032; and 80 percent of losses in excess of $227,032.

The SFR loss share agreement covers losses recorded during the ten years following the date of the transaction, while the term for the loss share agreement covering all other loans and ORE is five years. The losses reimbursable by the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the transaction. New loans made after that date are not covered by the loss share agreements.

The loss share agreements include a true-up payment in the event FCB’s losses do not reach the Total Intrinsic Loss Estimate of $294,000.  On March 17, 2021, the true-up measurement date, FCB is required to make a true-up payment to the FDIC equal to 50 percent of the excess, if any, of the following calculation: A-(B+C+D), where (A) equals 20 percent of the Total Intrinsic Loss Estimate, or $58,800 ; (B) equals 20 percent of the Net Loss Amount; (C) equals 25 percent of the asset (discount) bid, or ($53,250); and (D) equals 3.5 percent of total Shared Loss Assets at Bank Closing, or $37,936.  Current loss estimates indicate that a true-up payment of $10,478 will be paid to the FDIC during 2021.

Note 2 — Basis of Presentation

FCB has determined that the acquisition of the net assets of United Western constitutes a business acquisition as defined under accounting principles generally accepted in the United States of America (US GAAP). As required under US GAAP, the assets acquired and liabilities assumed are recorded at their fair values. In many cases the determination of these fair values requires management to make estimates about discount rates, market conditions, expected cash flows and other future events that are highly subjective in nature and subject to change. Following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash and due from banks

These items are very liquid and short-term in nature. The contractual amount of these assets approximates their fair values.

Investment securities available for sale

Acquired investment securities include GNMA, US Government agency and private label mortgage backed securities and SBA securities.  Fair values were determined based on quoted market prices, where available, and prices for similar securities when quoted market prices were not available.

Loans

Fair values for loans are based on a discounted cash flow methodology that is considered a level 3 valuation in the fair value hierarchy. Factors considered in determining the fair value of acquired loans include projected cash flows, type of loan and related collateral, classification status, contractual interest rate, term of loan, current market conditions, market illiquidity and discount rates. Certain loans were grouped together according to similar characteristics and were evaluated in the aggregate when applying various valuation techniques. The present values of projected cash flows are measured using discount rates that are based on current market rates for new originations of comparable loans. The discount rates do not include adjustments for credit losses that are included in the estimated cash flows.

The fair value of loans with evidence of credit deterioration (impaired loans) are recorded net of a nonaccretable difference and, if appropriate, an accretable yield. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is the nonaccretable difference. Subsequent decreases to the expected cash flows will generally result in a provision for loan and lease losses. Subsequent increases in cash flows result in a reversal of the provision for loan and lease losses to the extent of prior charges, or a reclassification of the difference from nonaccretable to accretable with a positive impact on accretion of interest income in future periods. Any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of those cash flows.

Other real estate owned

The fair value of ORE represents the amount management expects to receive when the property is sold, net of related costs of disposal. Management used appraisals of properties to determine fair values and applied additional discounts where appropriate for passage of time or, in certain cases, for subsequent events occurring after the appraisal date.

ORE covered by loss share agreements with the FDIC are reported exclusive of expected reimbursement cash flows from the FDIC. Subsequent downward adjustments to the estimated recoverable value of covered ORE result in a reduction of covered ORE, a charge to other noninterest expense and an increase in the FDIC receivable for the estimated amount to be reimbursed, with a corresponding amount recorded as other noninterest income.

Receivable from FDIC for loss share agreements

The receivable from the FDIC for loss share agreements is measured separately from the related covered assets as it is not contractually embedded in the assets and is not transferable should the assets be sold.  Fair value was estimated using projected cash flows related to the loss share agreements based on the expected reimbursements for losses using the applicable loss share percentages and the estimated true-up payment at the expiration of the loss share agreements, if applicable. These cash flows were discounted to reflect the estimated timing of the receipt of the loss share reimbursement from the FDIC and the true-up payment to the FDIC.  Cash flow projections resulting from the loss share agreements are subject to change during the term of the agreements, including the existence of and amount of any required true-up payment owed to the FDIC.

Intangible assets

Intangible assets include the estimated value for deposit relationships. The core deposit intangible, which represents the estimated fair value of the core deposit base that was established at acquisition, is being amortized on an accelerated basis over a four-year life.

FHLB Stock

 FHLB stock includes $22,469 issued by the FHLB of Topeka and $314 issued by the FHLB of Dallas.  FHLB members are generally required to purchase stock as a condition of membership and to purchase additional shares based on the level of FHLB advances and other factors. FHLB stock is redeemable by the issuer based on guidelines established by the respective FHLB and is presented at the redemption value.  As of January 21, 2011, United Western’s FHLB stock was pledged to secure borrowings from the FHLB.

Mortgage servicing rights

The fair value of mortgage servicing rights was determined based on a recent valuation.  The fair value of mortgage servicing rights is being amortized over the estimated lives of the serviced assets.

Deposits

Under the terms of the Agreement, FCB had the right to adjust various terms, including interest rates, on deposit liabilities. FCB adjusted interest rates on certain volatile time deposits, but determined that other deposit rates were reasonable based on current market conditions.  Subsequent to the repricing of the volatile deposits, management concluded that the carrying value of all assumed deposits is a reasonable estimate of fair value.

Short-term borrowings

Short-term borrowings assumed from United Western include $268,000 owed to the FHLB of Topeka.  The carrying value of that obligation, which repriced on a daily basis, was determined to be a reasonable estimate of fair value.  The short-term FHLB borrowings were repaid on February 1, 2011 with no prepayment penalty.

FCB also assumed $50,000 in repurchase obligations maturing in September and November 2011.  These obligations were assumed at their fair value, inclusive of fair value based prepayment penalties totaling $1,655.

The remaining short-term borrowings include other borrowings with varying terms and maturities.  The carrying value of these obligations is a reasonable estimate of fair value.

Long-term obligations

Long-term obligations assumed from United Western include $180,595 with the FHLB with various maturities and a $26,243 repurchase obligation maturing in February 2012.

The fair value adjustment for the FHLB borrowings was based on a $789 fair value based prepayment penalty.  The FHLB borrowings were repaid on February 1, 2011.  The repurchase obligation was assumed at its fair value, inclusive of a fair value based $1,243 prepayment penalty.

Deferred tax liability

For income tax purposes, the transaction will be accounted for as an asset purchase.  FCB acquired none of the tax attributes of United Western.

The deferred tax liability of $26,439 includes $25,653 resulting from differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. The remaining $786 represents the fair value of an existing deferred tax liability that was assumed by FCB.

Note 3 — Fair Value Adjustments

The following table presents the assets acquired and liabilities assumed, as recorded by United Western on the acquisition date and as adjusted for purchase accounting adjustments.

	January 21, 2011
	As recorded by United Western	Fair value adjustments	As recorded by FCB

Assets
Cash and due from banks	$420,902	$-	$420,902
Investment securities available for sale	281,862	-	281,862
Loans covered under loss share agreements	1,046,072	(278,913)	767,159
Other real estate owned covered by loss share agreements	37,812	(10,252)	27,560
Income earned not collected	5,275	-	5,275
Receivable from FDIC for loss share agreements	-	140,285	140,285
FHLB stock	22,783	-	22,783
Mortgage servicing rights	4,925	(1,489)	3,436
Core deposit intangible	-	537	537
Other assets	15,421	109	15,530
Total assets acquired	$1,835,052	$(149,723)	$1,685,329
Liabilities			-
Deposits:
Noninterest-bearing	$101,875	$-	$101,875
Interest-bearing	1,502,983	-	1,502,983
Total deposits	1,604,858	-	1,604,858
Short-term borrowings	336,853	-	336,853
Long-term obligations	206,838	789	207,627
Deferred tax liability	1,351	25,088	26,439
Other liabilities	11,772	-	11,772
Total liabilities assumed	2,161,672	25,877	2,187,549
Excess of liabilities assumed over assets acquired	$(326,620)
Aggregate fair value adjustments		$(175,600)
Cash received from the FDIC			$542,075
Net assets acquired			$39,855

Note 4 — Premises and Equipment

FCB did not acquire the real estate, banking facilities, furniture or equipment of United Western as part of the Agreement. Under the terms of the Agreement, all banking facilities and equipment are leased from the FDIC on a month-to-month basis at an approximate monthly cost of $132.

Under the terms of the Agreement, FCB has the option to purchase the real estate, furniture and equipment from the FDIC based on appraised values or, in the case of leased facilities, to either assume or repudiate the existing lease obligation. This option expires 90 days after the acquisition date.

Note 5 — Investment Securities Available for Sale

The fair value of investment securities acquired was as follows at January 21, 2011:

	Par value	Fair value	Weighted average stated coupon rate
Mortgage-backed securities:
GNMA	$215,399	$220,016	1.83%
US Government agency	17,470	18,279	4.81%
Private label	5,662	5,382	4.70%
SBA securities	35,924	38,185	3.40%
Total	$274,455	$281,862

The maturities of the investment securities vary and all are over one year.

As of January 21, 2011, investment securities with a par value of $225,792 were pledged to secure assumed debt obligations. Included in this amount are investment securities with a par value of $95,340 that were pledged to the FHLB of Topeka as of January 21, 2011, but were released after those borrowings were repaid on February 1, 2011.

Note 6 — Loans

The contractual balance and fair value of acquired loans at January 21, 2011 is provided below.

	January 21, 2011
	Contractual Balance	Fair Value Adjustments	Fair Value
Commercial:
Construction and land development	$96,496	$(43,627)	$52,869
Commercial mortgage	402,201	(95,255)	306,946
Other commercial real estate	16,612	(8,220)	8,392
Commercial and industrial	160,698	(73,851)	86,847
Leases	488	(177)	311
Total commercial loans	676,495	(221,130)	455,365
Noncommercial:
Residential mortgage	290,644	(35,531)	255,113
Revolving mortgage	15,198	(3,365)	11,833
Construction and land development	58,141	(18,319)	39,822
Consumer	5,594	(568)	5,026
Total noncommercial loans	369,577	(57,783)	311,794
Total loans and leases	$1,046,072	$(278,913)	$767,159

The contractual balance of acquired loans includes $55,641 of loans that are partially or fully guaranteed under various lending programs of the Small Business Administration.

Loans covered by loss share agreements with the FDIC (Covered Loans) are reported in loans exclusive of the expected reimbursement from the FDIC. Covered Loans are initially recorded at fair value at the acquisition date. At the acquisition date, BancShares estimated the fair value of Covered Loans at $767,159.   Prospective losses incurred on Covered Loans are eligible for partial reimbursement by the FDIC. Subsequent decreases in the amount expected to be collected result in a provision for loan and lease losses, an increase in the allowance for loan and lease losses, and a proportional adjustment to the FDIC receivable for the estimated amount to be reimbursed. Subsequent increases in the amount expected to be collected result in the reversal of any previously-recorded provision for loan and lease losses and related allowance for loan and lease losses and adjustments to the FDIC receivable, or accretion of certain fair value amounts into interest income in future periods if no provision for loan and lease losses had been recorded.

Under US GAAP, loans that have experienced deterioration since origination such that it is probable that the borrower will not be able to make all contractually required payments are considered to be impaired. Cash flow analyses were performed on all loans deemed impaired at date of acquisition in order to determine the cash flows expected to be collected.  Loans with contractual balances of $19,268 were deemed 100 percent impaired.  These fully-impaired loans were placed on nonaccrual, and no accretable yield will be recognized.  For the remaining loans that are less than fully-impaired, the accretable yield calculation is used to determine the amount of interest income recognized, and the accretion method is being applied with respect to recognition of accretable yield.

The following table presents the impaired loans as of January 21, 2011:

Contractually required payments receivable	$311,021
Nonaccretable difference	(132,353)
Cash flows expected to be collected	178,668
Accretable yield	(57,998)
Fair value of impaired loans acquired	$120,670

The following table presents the nonimpaired loans as of January 21, 2011:

Nonimpaired loans receivable	$776,271
Discount to reflect fair value	(129,782)
Fair value of nonimpaired loans acquired	$646,489

Calculation of the acquisition date fair values for commercial loans and leases and certain large non-commercial loans included credit reviews and the assignment of credit grades based on various credit quality indicators.  The indicators represent the rating for loans or leases as of January 21, 2011 based on the assessment performed. These credit quality indicators are defined as follows:

Pass – A pass rated asset is not adversely classified because it does not display any of the characteristics for adverse classification.

Special mention – A special mention asset has potential weaknesses that deserve management’s close attention. If left uncorrected, such potential weaknesses may result in deterioration of the repayment prospects or collateral position at some future date. Special mention assets are not adversely classified and do not warrant adverse classification.

Substandard – A substandard asset is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Assets classified as substandard generally have a well-defined weakness, or weaknesses, that jeopardize the liquidation of the debt. These assets are characterized by the distinct possibility of loss if the deficiencies are not corrected.

Doubtful – An asset classified doubtful has all the weaknesses inherent in an asset classified substandard with the added characteristic that the weaknesses make collection or liquidation in full highly questionable and improbable, on the basis of currently existing facts, conditions, and values.

Loss – Assets classified loss are considered uncollectible and of such little value that their continuing to be carried as an asset is not warranted. This classification is not necessarily equivalent to no potential for recovery or salvage value, but rather that it is not appropriate to defer a full write-off even though partial recovery may be effected in the future.

Ungraded – Ungraded loans represent loans that are not included in the individual credit grading process due to their relatively small balances or borrower type.

Loans acquired from United Western with fair values based on credit grades assigned by FCB will be reviewed prospectively, and changes in credit grades will trigger recognition of the post-acquisition adjustments discussed previously.

Loans that were not graded include residential mortgage loans that were evaluated by an independent third party and, based on that evaluation, were recorded at a fair value of $223,121.

The following table provides information on the United Western by loan segment, detailing the results of the credit grades assigned by FCB and summarizing the loans that were not individually graded.

	Recorded investment of loans and leases based on fair value
	Construction and Land Development - Commercial	Commercial Mortgage	Other Commercial Real Estate	Commercial and Industrial	Leases	Residential Mortgage	Revolving Mortgage	Construciton and Land Development Non-commercial	Consumer and Other	Total Loans Covered by Loss Share
Grade:
Pass	$11,717	$123,581	$2,528	$14,437	$-	$9,007	$2,395	$1,380	$4,684	$169,729
Special mention	11,105	63,071	1,963	21,953	-	1,794	-	18,365	-	118,251
Substandard	18,142	26,220	2,676	25,553	-	7,895	467	20,077	128	101,158
Doubtful or loss	8,205	3,567	610	2,724	31	1,544	-	-	-	16,681
Ungraded	3,700	90,507	615	22,180	280	234,873	8,971	-	214	361,340
Total	$52,869	$306,946	$8,392	$86,847	$311	$255,113	$11,833	$39,822	$5,026	$767,159

The aging of the outstanding loans and leases by class as of January 21, 2011 is provided in the following table:

	January 21, 2011
	31-60 Days Past Due	61-90 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans and Leases
Construction and land development - commercial	$2,517	$-	$5,911	$8,428	$44,441	$52,869
Commercial mortgage	8,029	125	13,539	21,693	285,253	306,946
Other commercial real estate	-	-	1,061	1,061	7,331	8,392
Commercial and industrial	2,007	152	248	2,407	84,440	86,847
Leasing	-	-	31	31	280	311
Residental mortgage	5,002	3,755	25,458	34,215	220,898	255,113
Revolving mortgage	113	-	-	113	11,720	11,833
Construction and land development - noncommercial	-	-	7,454	7,454	32,368	39,822
Consumer and other	27	128	-	155	4,871	5,026
Total loans and leases	$17,695	$4,160	$53,702	$75,557	$691,602	$767,159

The recorded investment in loans and leases greater than 90 days past due and still accruing at January 21, 2011 is as follows:

Loans and leases > 90 days and accruing
January 21, 2011:
Construction and land development - commercial	$7,310
Commercial mortgage	14,566
Other commercial real estate	1,061
Commercial and industrial	599
Leasing	31
Residential mortgage	25,818
Revolving mortgage	-
Construction and land development - noncommercial	9,105
Consumer and other	128
Total loans and leases	$58,618

Unfunded loan commitments resulting from the United Western transaction totaled $137,669 as of January 21,2011.

Loans covered under loss share agreements include loans with a fair value of $4,100 that have been designated as held for sale.

Note 7 — Deposits

Deposit liabilities assumed from United Western include:

Demand:
Noninterest-bearing	$101,875
Interest-bearing	1,063,420
Savings	244
Time	439,319
Total assumed deposits	$1,604,858

United Western was highly dependent on institutional investors, and the three largest depositors represented $1,063,796 of total assumed deposits.  As of March 31, 2011, total deposits assumed from United Western had declined to $328,427 primarily due to large withdrawals by the institutional depositors.

At January 21, 2011, scheduled maturities of time deposits were as follows:

Maturing during 12-month period ending January 21,
2012	314,500
2013	95,730
2014	12,100
2015	7,693
2016	5,538
Thereafter	3,758
Total	$439,319

As of January 21, 2011, United Western had $381,374 in time deposits of $100 or more.  The following table provides the scheduled maturity of these time deposits:

Maturing:
3 months or less	$72,467
Over 3 through 6 months	23,207
Over 6 through 12 months	174,551
Over 12 months	111,149
Total	$381,374

Note 8 —Short-Term Borrowings

As of January 21, 2011, United Western had $268,000 in a contractual short-term borrowing from the FHLB of Topeka. This borrowing was secured by loans, FHLB stock and investment securities. The FHLB borrowing, which had a scheduled maturity of March 18, 2011, had a variable rate that was subject to change daily. The short-term borrowing from the FHLB was repaid on February 1, 2011.  There was no prepayment penalty paid on this borrowing.  The carrying value of short-term borrowings is a reasonable estimate of fair value, and no fair value adjustment was recorded.

United Western had $16,876 in overnight repurchase obligations with various customers.   Due to the short-term nature of these agreements, no fair value adjustment was recorded for these borrowings.   United Western also had repurchase agreements maturing between September and November 2011 that were assumed at their fair value of $51,977, which includes the fair value based penalty payable to the counterparty in the event of prepayment.

Note 9 —Long-Term Obligations

As of January 21, 2011, United Western had long-term obligations of $180,595 to the FHLB. These borrowings, with varying rates and maturities extending through January 2015, were secured by loans, FHLB stock and investment securities.  The long-term FHLB borrowings were repaid on February 1, 2011.  A fair value adjustment of $789 was recorded, which represents the fair value based prepayment penalty that would have been charged as of January 21, 2011.

United Western also had repurchase obligations maturing in February 2012 that were assumed at their fair value of 26,243, which includes the fair value based penalty payable to the counterparty in the event of prepayment.

Note 10 — Deferred Tax Liability

The deferred tax liability of $26,439 includes $25,653 resulting from differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. The remaining $786 represents the fair value of an existing deferred tax liability that was assumed by FCB.

Note 11 — Contingencies

During February 2011, United Western’s former parent company, United Western Bancorp, Inc. and directors of United Western Bancorp, Inc. filed a complaint in the United States District Court for the District of Columbia against the FDIC, the OTS and others, claiming that the seizure of United Western by the OTS and the subsequent appointment of the FDIC as receiver were illegal.  The complaint requests the court to direct the OTS to remove the FDIC as receiver, return control of United Western to the plaintiffs, reimburse the plaintiffs for their costs and attorney fees and to award plaintiffs other relief as may be just and equitable.  Neither BancShares nor FCB were named in the complaint.   It is unclear what impact, if any, the litigation will have on FCB or the assets acquired in the United Western transaction.

BancShares, FCB (as successor to United Western) and various subsidiaries of BancShares and FCB have been named as defendants in various legal actions related to normal business activities of United Western in which damages in various amounts are claimed. Although the amount of any ultimate liability with respect to those other matters cannot be determined, in the opinion of management, any such liability will not have a material effect on the Statement of Assets Acquired and Liabilities Assumed.

Note 12 — Subsequent Events

Management has evaluated subsequent events through the date of issuance of the Statement of Assets Acquired and Liabilities Assumed.